SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 16, 2004

                               PHARMOS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

            Nevada                         0-11550                36-3207413
   (State or Other Jurisdiction    (Commission file Number)    (IRS Employer
       of Incorporation)                                     Identification No.)

       99 Wood Avenue South, Suite 311, Iselin, New Jersey            08830
          (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's telephone number, including area code (732) 452-9556
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Item 5.  Other Events

         Pharmos Corporation's President and COO, Dr. Gad Riesenfeld, and one of its directors, Dr. Elkan Gamzu, have separately adopted pre-arranged stock trading plans in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934.

         Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for selling specified amounts of stock. The plans may be entered into only when the director or officer is not in possession of material, non-public information and may be used to gradually diversify investment portfolios over a period of time.

         Dr. Riesenfeld and Dr. Gamzu have each made their first sale of stock pursuant to their 10b5-1 plans. Dr. Riesenfeld exercised stock options and sold 12,882 shares on April 19, 2004, and Dr. Gamzu exercised stock options and sold 2,500 shares on April 15, 2004.

         Under the terms of Dr. Riesenfeld's plan, he may, prior to April 19, 2005, exercise stock options and/or warrants and sell, on a monthly basis, up to an aggregate of 154,583 shares (including the 12,882 shares already sold), which represents approximately 23% of the total number of shares, warrants and options he currently holds. Under the terms of Dr. Gamzu's plan, he may, prior to April 15, 2005, exercise stock options and sell, on a monthly basis, up to an aggregate of 75,000 shares (including the 2,500 shares already sold), which represents approximately 65% of the total number of shares, warrants and options he currently holds.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of April, 2004.

                                          PHARMOS CORPORATION

                                          By: /s/ Haim Aviv
                                              -----------------------------
                                              Name: Haim Aviv
                                              Title: Chairman of the Board,
                                                     Chief Executive Officer


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